Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
     We consent to the reference to our firm under the caption “Experts” and to the use of our reports dated November 3, 2006, in Amendment No. 1 to the Registration Statement (Form S-4 No. 333-140853) and related Prospectus of Neenah Foundry Company for the registration of $225,000,000 of its 9 1/2% Senior Secured Notes due 2017.

Milwaukee, Wisconsin	/s/ ERNST & YOUNG LLP
March 6, 2007